Exhibit 10.17

June 29, 2010

Boris Rubizhevsky, President
Centracan, Inc.
1365 N. Courtenay Parkway Ste.
Merritt, FL.  32953
Re: ENGAGEMENT LETTER

Dear Mr. Rubizhevsky:

This letter will confirm our mutual agreement with respect to the retention of Skyebanc, Inc. (“Skyebanc” or the “Selling Agent”) as a non-exclusive agent to assist Centracan Inc, Inc. (the “Company”) with the placement of up to $2,000,000 (including a $400,000 over-subscription provision) in Secured Convertible Promissory Notes (the “Notes”) of the Company (the “Offering”). The Offering is to be conducted on a best efforts basis in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) or Section 4(6) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The terms of the Offering are more fully described in the Term Sheet attached hereto and made a part hereof.

The engagement hereunder shall be for a term of six months commencing upon the execution of this letter by the Company, unless extended by our mutual agreement.  Upon non-renewal or termination of this Agreement, the Selling Agent shall provide Company with a written list of parties with whom it has had discussions in connection with any proposed transaction and/or financing.  Notwithstanding any such non-renewal or termination, the Selling Agent shall be entitled to the compensation provided under Paragraph 1, below, with respect to any transaction or financing which shall be consummated with any party named on such list within twelve (12) months following such non-renewal or termination.

You represent to us that (a) no offering of securities of the Company other than the Notes is pending as of May 2010 and on the date hereof, (b) the Company has conducted no other offering of securities that could be integrated with the Offering of Notes, (c) all sales of Notes prior to the date hereof were made by the Company’s officers and directors, (d) the Company has filed a Form D with the Securities and Exchange Commission with respect to its sale of the Notes, and has made such filings with state blue sky administrators with respect to prior sales of Notes as is required under applicable state law and (e) no commissions or other compensation or remuneration has been paid with respect to any sales of Notes prior to the date hereof.

1)      In consideration for assisting the Company to place the Notes, the Selling Agent shall be entitled to a fee equal to 10% of the Gross Proceeds received by the Company from sales of Notes to persons introduced by the Selling Agent, payable to the Selling Agent in U.S dollars from the proceeds to be released from escrow at each closing of the Offering.  In addition to such fee, the Company shall also reimburse the Selling Agent for all expenses incurred by the Selling Agent on a non-accountable basis, not to exceed Four Thousand ($4,000.00) dollars, to include but not limited to reasonable legal fees of the Selling Agent’s counsel and all out of pocket expenses such as travel, meals and entertainment, postage and overnight shipping related to said financing. The Selling Agent will not be entitled to a fee on sales of Notes to persons not introduced to the Company by the Selling Agent.

Centracan Incorporated
Dated June 29, 2010

2)             The Selling Agent will not offer the Notes on behalf of the Company to any person who it does not believe is an “accredited investor” as said term is defined in Regulation D promulgated under the Securities Act.

3)             The Company shall have the right in its sole discretion to reject any subscription to the Notes. The Company shall not accept subscriptions from any prospective Purchaser who it does not have reasonable grounds to believe is an accredited investor.

4)             The documents to be provided to each prospective investor shall consist of a Term Sheet, a form of Note, a form of Security Agreement, a form of Warrant, a form of Escrow Agreement, a copy of the Amendment Agreement with holders of the Company’s May 11, 2010 secured convertible promissory notes (the “Amendment Agreement”), a copy of the Company’s most recent Form 10-Q for the quarter ended March 31, 2010, a copy of the Company’s “Super” Form 8-K filed with the Securities and Exchange Commission on May 18, 2010 and a Subscription Agreement (the “Offering Documents”). The Offering Documents shall be prepared by the Company and shall be in form and substance satisfactory to the Selling Agent. The Selling Agent shall provide a copy of the Offering Documents to each of its customers whom it elects to introduce as a prospective Purchaser of Notes, and Skyebanc may assist such prospective Purchasers with the completion of the subscription documents and the delivery of such documents to the Company. The Selling Agent shall advise each prospective Purchaser to (a) return a fully executed subscription agreement to the Company and (b) deliver the purchase price for the Notes being subscribed for to Anslow & Jaclin, LLP, as escrow agent.

5)             The Company shall file a Form D with the United States Securities and Exchange Commission to reflect the transactions contemplated by this Agreement and the Term Sheet, or if appropriate, amend a previously filed Form D. In addition, the Company shall make all filings required under applicable state securities laws in connection with the sale of the Notes.

6)             The Selling Agent is a member of FINRA and a licensed broker-dealer. The Selling Agent will not sell the Notes in any jurisdiction where it is not licensed to do so.

7)             The Selling Agent is an independent contractor, and is not authorized to bind the Company, or to make any representations or warranties on behalf of the Company.

8)             As more fully described in Exhibit A attached hereto, which is incorporated herein by reference, the Company will indemnify and hold Skyebanc (including its partners, agents, employees, and controlling persons within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended) harmless from and against certain claims, liabilities, losses, damages and expenses incurred, including fees and disbursements of counsel, related to or arising out of this engagement.  Exhibit A will be executed and delivered simultaneously with this Agreement.

9)             The Company represents, warrants, and agrees that, in addition to the warranties to be made by the Company to the Purchasers:

a)   the Notes will be offered and sold in compliance with all  U.S. Federal and State securities laws, rules and regulations; it being understood that this representation, warranty and agreement assumes the accuracy of all written representations, warranties and agreements made by the Selling Agent and/or Purchasers herein or in the applicable subscription documents;

Centracan Incorporated
Dated June 29, 2010

b)   the Offering Documents and all information furnished by the Company to Purchasers is and will be true and correct in all material respects, and does not and will not contain any untrue statement of material fact or omit to state a material fact required to be stated or necessary to make the statements therein not misleading; provided however, that this representation and warranty does not extend to written material furnished to the Company by the Selling Agent relating to the Selling Agent or the distribution process;

c)   the Company has all requisite corporate power and authority to execute and perform this Agreement.  All corporate action necessary for the authorization, execution, delivery and performance of this agreement and the transactions contemplated hereby have been taken.  This Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with the terms hereof;

d)   the execution and performance of this agreement by the Company and the offer and sale of the Securities will not violate any provision of the Certificate of Incorporation or By-laws of the Company or any material agreement or other instrument to which the Company is party or by which it is bound, and which violation(s) would have a material adverse effect on the business or financial condition of the Company.  No consent of any third person (including any entity) is required in order for the Company to offer and sell the Notes, or, if required, such consent shall have been obtained prior to the issuance of the Notes;

e)   the Company has not made and will make no offering of its securities that could be integrated with the offering of the Notes; and

f)   the Company makes no other representation or warranty with respect to the Company, its finances, assets, business or prospects or otherwise, except as expressly set forth herein or in the Offering Documents or as set forth in the Secured Promissory Note related to the offering. The Subscription Agreement for the sale of the Notes shall include disclosure that (a) each prospective Purchaser of Notes is relying on its own investigation of the risks and merits of an investment in the Company and is not relying on any information other than the information disclosed in the Offering Documents in reaching an investment decision and (b) each prospective Purchaser will be given access to any and all material reasonable requested by a prospective Purchaser in order to verify the information in the Offering Documents or information about the offering.

In addition, the representations and warranties of the Company contained in Article 5 of the Subscription Agreement are hereby made by the Company to the Selling Agent and incorporated by reference as fully as if set forth at length herein.

10)           The obligations of Skyebanc under this Agreement shall be conditioned upon the satisfactory completion of its due diligence relating to the Company. It shall be a condition precedent to any closing of the Offering that Skyebanc receive executed copies of the Amendment Agreement with each of the Company’s May 11, 2010 note holders.

11)           If, during the 180-day period following the final closing of the Offering (the “Preferred Period”), the Company is seeking additional financing (the “Second Sale”), the Company will effect the Second Sale by giving the Selling Agent the right of first refusal as provided below.

Centracan Incorporated
Dated June 29, 2010

For purposes hereof, the term “New Securities” means any capital stock or debentures of the Company (provided such stock is or such debentures are, or is or are convertible into, Common Stock or the Company).

i)         In the event that the Company proposes to undertake an issuance of New Securities during the Preferred Period, the Company shall give written notice thereof (an “Offering Notice”) to the Selling Agent.  The Offering Notice shall specify, in detail, the type of New Securities, the price and the general terms and conditions upon which the Company proposes to issue the same.

ii)        The Selling Agent shall have the right (the “Right of First Refusal”), for a period (the “Exercise Period”) expiring at 11:59 PM (Eastern Time) on the fifth (5th)  business day after the giving of the Offering Notice, to purchase or place the New Securities for the price and on the general terms and conditions specified in the Offering Notice.  Such exercise shall be effected by the Selling Agent giving written notice of such exercise (the “Exercise Notice”) to the Company as hereinafter provided.

iii)        In the event the Selling Agent declines or fails to exercise in full the Right of First Refusal before the expiration of the Exercise Period, the Company shall have the right, for a period of sixty (60) days thereafter (the “Third Party Sale Period”), to sell the New Securities as to which the Selling Agent did not exercise the Right of First Refusal to one or more third parties at a price and upon terms and conditions no more favorable to the Purchasers thereof than specified in the Offering Notice.  Within two (2) business days of the consummation of such sale to a third party during the Third Party Sale Period, the Company shall provide the Selling Agent with notice thereof, specifying the material terms thereof and confirming that such transaction was consummated  upon terms and conditions no more favorable to the Purchasers thereof than specified in the Offering Notice.  In the event the Company has not sold the New Securities before the expiration of the Third Party Sale Period, the Company shall not sell any New Securities (whether the New Securities described in the Offering Notice or other New Securities) without affording the Selling Agent the right to exercise the Right of First Refusal as provided herein.

12)           The Company covenants and agrees that all of the disclosure required by Item 401(e) of Regulation S-K (or any successor provision) with respect to all executive officers, directors and promoters of the Company will be made in all future filings with the SEC that require disclosure under Item 401(e). The Company hereby represents and warrants to the Selling Agent that no disclosure under Item 401(f) of Regulation S-K is required to be made in the Company’s SEC filings with respect to any executive officer, director and/or promoter of the Company that has not be so disclosed.

13)           If the offering of Notes is not consummated during the term of this Agreement for reasons other than termination of this engagement by Skyebanc, and during the eighteen months following termination of this Agreement, any person which we introduced to the Company during the term and subsequently listed on Schedule A (an “Introduced Person”), purchases equity or debt securities from or otherwise makes a loan to the Company, you agree to pay us upon the closing of such offering a fee equal to 10% of the gross proceeds received by the Company as if such transaction been consummated during the term of this Agreement.  Schedule A is to be delivered to the Company upon termination of this Agreement. In the case of a merger, acquisition, joint venture or other strategic transaction with an Introduced Person during such eighteen month period, the cash fee will be equal to 1% of the enterprise value of the Company which will be determined based upon an independent evaluation given by a mutually agreed upon independent third party.

Centracan Incorporated
Dated June 29, 2010

14)           This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.  Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non convenience, to the bringing of any such proceeding in such jurisdictions.  A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.  This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.  This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.  Any notices required or permitted to be given under the terms of this Agreement shall be sent by mail or delivered personally or by courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally or by courier, in each case addressed to a party at such party’s address as such party shall have provided by notice to the other party.  Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
Very truly yours,

SKYEBANC, INC.

By:	/s/ Mario Marsillo
Mario Marsillo Jr– Director Investment Banking

Agreed to and Accepted
as of ________, 2010

Centracan, Inc.

By:	/s/ Boris Rubizhevsky
Boris Rubizhevsky - President

Centracan Incorporated
Dated June 29, 2010

    June 29, 2010

TO:          Skyebanc, Inc.
1151 Broad St., Suite 115
Shrewsbury, NJ 07702

Gentlemen:

In connection with your engagement pursuant to our letter agreement of even date herewith (the “Engagement”), we agree to indemnify and hold harmless Skyebanc, Inc. (“Skyebanc” or “you”) and its affiliates, the respective directors, officers, partners, agents and employees of Skyebanc and its affiliates, and each other person, if any, controlling Skyebanc or any of its affiliates (collectively, “Indemnified Persons”), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively “Losses”) (A) related to or arising out of (i) our actions or failures to act (including statements or omissions made, or information provided, by us or our agents) or (ii) actions or failures to act by an Indemnified Person with our consent or in reliance on our actions or failures to act, or (B) otherwise related to or arising out of the Engagement or your performance thereof, except that this indemnification shall not apply to any Losses that are finally judicially determined to have resulted primarily from your bad faith or gross negligence or breach of the letter agreement.  If such indemnification is for any reason not available or insufficient to hold you harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received (or anticipated to be received) by us and by you with respect to the Engagement or, if such allocation is judicially determined unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand; provided, however, that, in the absence of your gross negligence or willful misconduct, shall the amount to be contributed by you exceed the fees actually received by you under the Engagement.

We will reimburse each Indemnified Person for all expenses (including reasonable fees and disbursements of counsel) as they are incurred by such Indemnified Person in connection with investigating, preparing for or defending any action, claim, investigation, inquiry, arbitration or other proceeding (“Action”) referred to above (or enforcing this agreement or any related engagement agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you.  We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an Indemnified Person is a party therein) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising there from.  In the event we are considering entering into one or a series of transactions involving a merger or other business combination or a dissolution or liquidation of all or a significant portion of our assets, we shall promptly notify you in writing; provided, however, that this sentence shall not be construed so as to obligate us to disclose to you the existence or substance of material non-public information.  If requested by Skyebanc, we shall then establish alternative means of providing for our obligations set forth herein on terms and conditions reasonably satisfactory to Skyebanc.

Centracan Incorporated
Dated June 29, 2010

If multiple claims are brought against you in any Action with respect to at least one of which indemnification is permitted under applicable law and provided for under this agreement, we agree that any judgment, arbitration award or other monetary award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for.  In the event that you are called or subpoenaed to give testimony in a court of law, we agree to pay your expenses related thereto and $2,500 per person per day for every day or part thereof that we are required to be there or in preparation thereof.  Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.  Solely for the purpose of enforcing this agreement, we hereby consent to personal jurisdiction and to service and venue in any court in which any claim which is subject to this agreement is brought by or against any Indemnified Person.  We acknowledge that in connection with the Engagement you are acting as an independent contractor with duties owing solely to us.  YOU HEREBY AGREE, AND WE HEREBY AGREE ON OUR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF OUR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS AGREEMENT.

The provisions of this agreement shall apply to the Engagement (including related activities prior to the date hereof) and any modification thereof and shall remain in full force and effect regardless of the completion or termination of the Engagement.  This agreement and any other agreements relating to the Engagement shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to conflicts of law principles thereof.

Very truly yours,

ACCEPTED AND AGREED TO this day of June 2010

SKYEBANC, INC.		Client:	CENTRACAN, INC.

By:	/s/ Mario Marsillo	By:	/s/ Boris Rubizhevsky
	Name: Mario Marsillo Jr		Name: Boris Rubizhevsky
	Title: Director of Investment Banking		Title: President

Centracan Incorporated
Dated June 29, 2010

SCHEDULE A

LIST OF INTRODCUED PERSONS

Centracan Incorporated
Dated June 29, 2010